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                                                                   Exhibit 10.23


                          SUPPLY AND LICENSE AGREEMENT

     This is an Agreement, made and effective as of the 19th day of March, 1992 by and between E. Merck Fine Chemicals Division, a German corporation having its principal place of business at Frankfurter StraBe 250, D-6100 Darmstadt 1, Germany, EM Industries, Incorporated, a New York corporation, having its principal place of business at 5 Skyline Drive, Hawthorne, New York, 10532 (collectively herein "LICENSOR") and MGI PHARMA, INC., a Minnesota corporation, having its principal place of business at Suite 300E Opus Center, 9900 Bren Road East, Minneapolis, Minnesota 55343 ("LICENSEE").

                                   BACKGROUND

     LICENSOR is an established chemical and pharmaceutical company which has substantial experience in the development and manufacture of pharmaceutical products for a variety of purposes. Through its Fine Chemicals Division, LICENSOR supplies a variety of active drug substances to the pharmaceutical industry.

     One of LICENSOR's (and its AFFILIATES') pharmaceutical products is pilocarpine, which is currently marketed by LICENSOR on a world-wide basis for use as an active drug substance in a dose form applied directly to the eye for ophthalmic indications, primarily for the treatment of glaucoma.

     LICENSEE is an emerging specialty pharmaceutical company that is focused on developing and marketing medically important compounds to physician specialist markets. In pursuit of its corporate goals, LICENSEE selects pharmaceutical products for development that are well into the developmental stage and which satisfy certain efficacy and safety standards.

     LICENSOR has agreed to supply pilocarpine to LICENSEE so as to allow LICENSEE to manufacture, or have manufactured on its behalf, and to sell ORAL PRODUCT (as defined hereinafter) containing pilocarpine and LICENSEE wishes to purchase pilocarpine pursuant to the terms and conditions set forth in this AGREEMENT.

     In connection with the purchase of pilocarpine from LICENSOR by LICENSEE, LICENSOR has agreed to grant to LICENSEE exclusive world-wide rights to LICENSOR's pilocarpine product for use in ORAL PRODUCT containing pilocarpine, as well as to grant to LICENSEE the exclusive world-wide rights to certain KNOW-HOW (as defined hereinafter) connected with such pilocarpine.

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                                  THE AGREEMENT

     LICENSEE and LICENSOR, intending to be legally bound and in consideration of LICENSEE's acquisition of certain rights to LICENSOR's products and the agreement of LICENSEE to purchase certain products from LICENSOR during the TERM of this AGREEMENT, have agreed as follows. All references to LICENSOR herein includes LICENSOR's AFFILIATES (as defined in this AGREEMENT) and LICENSOR is entering into this AGREEMENT with the intention of legally binding its AFFILIATES to the terms and conditions of this AGREEMENT.

                                    ARTICLE I
                                   DEFINITIONS

     The following capitalized terms, whether used in the singular, plural or possessive, shall have the following meanings, only:

     1.1 "PRODUCT" means pilocarpine drug substance, as described and defined in the Type II Drug Master File No. 8453 and all other derivative forms of pilocarpine including pilocarpine base and pilocarpine nitrate.

     1.2 "NEW PRODUCT" shall mean the pilocarpine drug substance that is described and defined by the specification set forth in Attachment A hereto, pursuant to the requirements of Section 2.2 of this AGREEMENT.

     1.3 "ORAL PRODUCT" means any oral or other systemic dose form drug product, other than dose forms applied directly to the eye for ophthalmic indications, containing (or anticipated to contain) pilocarpine drug substance, including derivative forms (e.g., pilocarpine base and salts) of pilocarpine drug substance, whether now existing or developed in the future.

     1.4 "DMF" means Drug Master File or similar file submitted to a regulatory agency that describes manufacturing processes and specifications for a drug substance to be referenced by manufacturers of finished drug product.

     1.5 "KNOW-HOW" means all proprietary data of LICENSOR relating to PRODUCT or NEW PRODUCT, including the data contained in the information package that documents the manufacture and control of PRODUCT or NEW PRODUCT, including any DMF relating to pilocarpine drug substance, which is required to support NDA and similar regulatory filings in the TERRITORY for ORAL PRODUCT.

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     1.6 "TERRITORY" means all of the countries in the world, with no exceptions.

     1.7 "FDA" means the United States Food and Drug Administration and its various subdivisions or any successors thereto.

     1.8 "AGREEMENT" means this Agreement, including its Attachments.

     1.9 "EXCLUSIVE TERM" means that time period ending ten (10) years after sales of ORAL PRODUCT have occurred in the United States of America, in the Europe Economic Community and in Japan or (ii) December 31, 2007, whichever date is earlier, unless earlier terminated pursuant to the provisions of ARTICLE X of this AGREEMENT; provided that, unless early termination pursuant to ARTICLE X occurs, the TERM of this AGREEMENT may be extended for successive five (5) year periods, upon the mutual agreement of LICENSEE and LICENSOR.

     1.10 "NON-EXCLUSIVE TERM" means perpetual after the end of the EXCLUSIVE TERM, although some of the terms, conditions and limitations will expire as set forth herein, and except as early termination is permitted in ARTICLE X of this AGREEMENT.

     1.11 "PRIMARY MARKETS" means the United States of America, Canada, Great Britain, France, Japan, Italy and Germany.

     1.12 "AFFILIATES" mean a company directly or indirectly controlling, controlled by or under common control with one of the parties hereto. A company is controlled by ownership of more than forty percent (40%) of the stock having the right to vote for directors or persons performing a function similar to directors thereof.

                                   ARTICLE II
                 GRANT OF LICENSE, RELATED RIGHTS AND COVENANTS

     2.1 EXCLUSIVE RIGHT TO PURCHASE NEW PRODUCT AND PRODUCT FOR USE AS ORAL
PRODUCT: LICENSOR hereby grants to LICENSEE for the EXCLUSIVE TERM of this AGREEMENT, the sole and exclusive right to purchase NEW PRODUCT for any and all purposes in the TERRITORY. LICENSOR hereby agrees not to knowingly sell or otherwise supply PRODUCT to any party other than LICENSEE for the testing, development, manufacturing, registration or marketing of an ORAL PRODUCT.

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     2.2 SEPARATE DESIGNATION AND PRODUCT NUMBER FOR NEW PRODUCT: LICENSOR
agrees to submit to the FDA and other regulatory authorities as appropriate and as requested by LICENSEE, a new product specification for NEW PRODUCT intended for use in ORAL PRODUCT, consistent with the Product Release Specifications (based on data available to LICENSOR and additional data received from LICENSEE) set forth in Attachment A, which is attached hereto and made a part hereof (the "NEW PRODUCT SPECIFICATION"). LICENSOR further agrees to keep all information relating to the NEW PRODUCT SPECIFICATION created pursuant to this Section 2.2 confidential, except as permitted under the terms of this AGREEMENT and except to the extent that disclosure of information relating to such NEW PRODUCT SPECIFICATION is required by law.

     2.3 EXCLUSIVE RIGHT TO NEW PRODUCT AND DMF: LICENSOR hereby grants to LICENSEE for the EXCLUSIVE TERM of this AGREEMENT, the sole and exclusive right to have access to and to otherwise use the NEW PRODUCT SPECIFICATION created pursuant to the terms of Section 2.2 for any purpose in the TERRITORY. LICENSOR further agrees that it shall not allow, permit, license or otherwise authorize any third party from November 11, 1991 and during the EXCLUSIVE TERM of this AGREEMENT to have access to or to otherwise use any DMF relating to pilocarpine drug substance to gain FDA or other regulatory approval in any jurisdiction to market any ORAL PRODUCT in the TERRITORY, and shall take any and all action necessary to prevent any third party from relying on or making use of any such DMF relating to pilocarpine drug substance in any FDA or other regulatory filings seeking regulatory approval to market ORAL PRODUCT. LICENSEE understands that LICENSOR has issued prior to November 11, 1991, DMF letters of authorization or their equivalent to certain companies for certain countries. A complete list of these letters of authorization is included in Attachment B. LICENSOR agrees to issue letters to the appropriate regulatory agencies that revoke previous DMF authorizations and that issue new authorizations for use of pilocarpine to be applied directly to the eye for ophthalmic indications only. LICENSOR further agrees not to grant additional DMF letters of authorization (or their equivalent) after November 11, 1991 unless such letters specifically restrict use of the DMF to drug products applied directly to the eye for ophthalmic indications.

     2.4 EXCLUSIVE RIGHT TO KNOW-HOW: LICENSOR hereby grants to LICENSEE for the EXCLUSIVE TERM of this AGREEMENT, the sole and exclusive right to have access to and to otherwise use KNOW-HOW to gain FDA or other regulatory approval to market ORAL PRODUCT in the TERRITORY. LICENSOR further agrees that it shall not allow, permit, license or otherwise authorize any third party during the EXCLUSIVE TERM of this AGREEMENT to have access to or to otherwise use KNOW-HOW to gain FDA or other regulatory approval to test, evaluate or market any ORAL PRODUCT in the TERRITORY, and

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shall take any and all action necessary to prevent any third party from relying on or making use of such KNOW-HOW in any FDA or other regulatory filings relating to the marketing of ORAL PRODUCT. Notwithstanding the provisions of this Section 2.4, LICENSOR retains the right to use the same KNOW-HOW for use in connection with other LICENSOR products which are not used as, or in the manufacture of, ORAL PRODUCTS as defined in Section 1.3 of this AGREEMENT.

     2.5 RIGHT TO IMPROVEMENTS: LICENSEE shall also have rights, as granted under Sections 2.1 and 2.4, to all improvements in PRODUCT and NEW PRODUCT and in KNOW-HOW related to ORAL PRODUCT made or acquired by LICENSOR. Such improvements shall be included under this AGREEMENT as if they were part of the PRODUCT, NEW PRODUCT or KNOW-HOW from the date of the signing of this AGREEMENT.

     2.6 CONFIDENTIALITY: Any unpublished KNOW-HOW to be transferred from LICENSOR to LICENSEE shall be treated by LICENSEE as "confidential information" and LICENSEE shall take reasonable precautions to minimize the risk of any unauthorized use or disclosure of such confidential information. LICENSEE's obligations of confidentiality under this Section 2.6 shall not apply:

     (a) to information which is now or hereafter becomes public knowledge through no fault of LICENSEE;

     (b) to information which LICENSEE already had in its possession prior to the date on which the know-how was first transferred to LICENSEE by LICENSOR;

     (c) to information which LICENSEE lawfully acquires from any third party free of any obligation of confidentiality;

     (d) to any information from and after two years following termination of this AGREEMENT; and

     (e) to any information which LICENSEE is legally required to disclose.

     2.7 LICENSOR ASSISTANCE IN SECURING REGULATORY APPROVALS: LICENSOR shall provide reasonable assistance, information and data to LICENSEE to assist LICENSEE in complying with FDA and other similar registration requirements in the TERRITORY; LICENSOR further agrees to assist LICENSEE in responding to inquiries from the FDA and other regulatory authorities in the TERRITORY relating to PRODUCT, NEW PRODUCT or to ORAL PRODUCT; provided, however, that information that LICENSOR deems to be confidential may be communicated directly to the appropriate regulatory agency on a confidential

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basis, at LICENSOR's option, for purposes of satisfying LICENSOR's obligations under this Section 2.7.

     2.8 COVENANT NOT TO FORM COMPETING BUSINESS: LICENSOR agrees and covenants that during the EXCLUSIVE TERM of this AGREEMENT, it shall not take any action to form a separate business or to transfer any KNOW-HOW or related information to a separate entity for the purpose of evading the obligations and terms of this AGREEMENT. LICENSOR acknowledges that the formation of any such separate business, the submission and maintenance of an existing or additional Drug Master File number and designation for ORAL PRODUCT (other than as required under the provisions of Section 2.2 of this AGREEMENT), the transfer of any KNOW-HOW in contravention of this AGREEMENT or the taking of any action contrary to the terms and the intentions of this AGREEMENT, would constitute a material breach of this AGREEMENT and would cause LICENSEE irreparable harm.

     2.9 RETAINED RIGHTS OF LICENSOR: Nothing in this AGREEMENT shall in any way be construed to limit or restrict LICENSOR's free and unfettered rights to sell PRODUCT for any use not covered in Section 2.1 of this AGREEMENT or to in any way restrict or limit LICENSOR's rights to use its DMFs (other than for the NEW PRODUCT SPECIFICATION created pursuant to Section 2.2 of this AGREEMENT) for any purpose other than the purposes set forth in Section 2.3 of this AGREEMENT.

     2.10 COVENANT TO PURSUE PRIMARY MARKETS: (a) LICENSEE covenants and agrees that it shall diligently pursue approval for marketing of at least one ORAL PRODUCT with the FDA. LICENSEE further agrees that, no later than four (4) years following the effective date of this AGREEMENT, it will diligently pursue similar marketing approval of at least one ORAL PRODUCT in each of the countries which comprise the PRIMARY MARKETS.

     (b) In the event that LICENSEE fails to secure marketing approval for one ORAL PRODUCT in the United States within six (6) years of the signing of this AGREEMENT, the licenses granted under this AGREEMENT shall become non-exclusive in the United States (but only with respect to the United States and not with respect to any other country in the TERRITORY) upon sixty (60) days written notice from LICENSOR to LICENSEE and the licensee fees contemplated under the provisions of Section 5.1 hereof shall no longer be due and payable by LICENSEE.

     (c) (i) In the event that no marketing approval is granted within ten (10) years following the effective date of this AGREEMENT for, at least one ORAL PRODUCT in the countries which comprise the PRIMARY MARKETS (other than the United States), as required under the provisions of Section 2.10(a), then LICENSOR may (upon sixty (60) days written notice from LICENSOR to LICENSEE)

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convert the licenses granted under this Article II into non-exclusive licenses with respect to the country or countries in which LICENSEE has not received marketing approval (but only with respect to such countries). At such time as the licenses granted under Article II become non-exclusive with respect to any country or countries in the PRIMARY MARKETS, the license fees contemplated under the provisions of Section 5.1 hereof shall no longer be due and payable for such country or countries.

     (ii) The provisions of Section 2.10(c)(i) notwithstanding, LICENSEE shall have the right, within fifteen (15) days of receiving notice from LICENSOR of its intent to convert the licenses under this Article II into non-exclusive licenses for any country or countries in the PRIMARY MARKETS (other than the United States), to submit the issue of exclusivity to an arbitrator, under the provisions of Section 11.5 of this Agreement. If the arbitrator determines that LICENSEE has diligently pursued marketing approval in such country or countries and marketing approval has not been granted through no fault of LICENSEE, then LICENSOR shall not be entitled to convert the licenses granted with respect to such countries into non-exclusive licenses for so long as LICENSEE continues to diligently pursue marketing approval in such country.

     2.11 RIGHTS UPON END OF EXCLUSIVE TERM: The rights and licenses granted by LICENSOR to LICENSEE under this ARTICLE II shall, upon the end of the EXCLUSIVE TERM of this AGREEMENT and the commencement of the NON-EXCLUSIVE TERM of this AGREEMENT, become non-exclusive rights and licenses of LICENSEE with respect to any country or countries in the TERRITORY for which the EXCLUSIVE TERM has ended.

                                   ARTICLE III
                    AGREEMENTS TO PURCHASE AND SUPPLY PRODUCT

     3.1 SUPPLY OBLIGATIONS: Subject to the provisions of Section 11.9 (Force Majeure) of this AGREEMENT, LICENSOR hereby agrees that it will, during the EXCLUSIVE TERM and the NON-EXCLUSIVE TERM of this AGREEMENT, manufacture for and supply to LICENSEE, LICENSEE's requirements of PRODUCT and NEW PRODUCT for use in the TERRITORY. LICENSOR shall be solely responsible for:

     (a) Manufacturing, processing, packaging testing, releasing and shipping of PRODUCT and NEW PRODUCT in a manner consistent with then current Good Manufacturing Practices, as defined in Title 21 of the United States Code of Federal Regulations ("CFR") or similar requirements, so as to ensure that PRODUCT and NEW PRODUCT

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     shall be suitable for use as a pharmaceutical ingredient for oral consumption as a human therapeutic; provided, that, this Section shall not be construed to require LICENSOR to comply with any amendments to such Good Manufacturing Practices that are adopted after the effective date of this AGREEMENT and which would, in the reasonable business judgment of LICENSOR, create an unreasonable economic burden on LICENSOR in attempting to comply with such amendments; LICENSOR agrees to consult with LICENSEE in the event that LICENSOR determines compliance with new procedures imposes an unreasonable economic burden in order to allow LICENSOR and LICENSEE to attempt to develop a mutually acceptable solution that enables LICENSOR to continue to comply with Good Manufacturing Practices;

     (b) LICENSOR shall immediately notify LICENSEE of any and all emergency changes, and shall provide sufficient advance notification of planned changes (so as to allow LICENSEE to satisfy all then-current legal, regulatory, and quality assurance requirements), to LICENSOR's manufacturing, testing, and control of PRODUCT and NEW PRODUCT. LICENSOR warrants that any and all such changes shall be in strict compliance with FDA and all other applicable laws and regulations; and

     (c) LICENSOR, at its cost, shall maintain a six (6) month supply of LICENSEE's requirements of NEW PRODUCT, and/or PRODUCT, as appropriate, at all times, based on LICENSEE's quarterly forecasts for future sales.

     3.2 PURCHASE OBLIGATIONS: During the EXCLUSIVE TERM of this AGREEMENT, LICENSEE will purchase all of its and its sublicensees' requirements of PRODUCT and NEW PRODUCT from LICENSOR. LICENSEE hereby covenants and agrees that it shall, during the EXCLUSIVE TERM of this AGREEMENT, use its reasonable efforts consistent with the exercise of its best judgment to secure the registration, and the subsequent marketing of ORAL PRODUCT in the PRIMARY MARKETS. LICENSEE, during the EXCLUSIVE TERM of this AGREEMENT, shall diligently investigate and pursue the registration, and subsequent marketing, of ORAL PRODUCT in such other countries in the TERRITORY (outside of the PRIMARY MARKETS) as it deems reasonable in its best judgment.

     3.3 PRICE: The price of PRODUCT and NEW PRODUCT, inclusive of all packaging and handling charges, payable by LICENSEE shall be equal to the price (in the respective market or country of purchase) for comparable volumes of PRODUCT sold by LICENSOR for use in ophthalmic products.

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     Actual quantities and delivery dates of PRODUCT and NEW PRODUCT shall be as specified in firm purchase orders submitted by LICENSEE, and LICENSOR shall make delivery of each order at the time and place specified by LICENSEE.

     3.4 TERMS AND CONDITIONS: (a) LICENSOR represents and warrants that PRODUCT and NEW PRODUCT supplied by it to LICENSEE under this AGREEMENT will conform to the Product Release Specifications for such PRODUCT or NEW PRODUCT. Except for the warranties set forth in Article VI hereof, the guarantees set forth in
Section 3.4(d) hereof and the warranty set forth in this Section 3.4(a), LICENSOR makes no other representation and warranty of any kind with regard to its products. LICENSOR hereby disclaims any implied warranties, including without limitation, the implied warranties of merchantability and fitness for a particular purposes. LICENSOR shall not, under any circumstances, be liable for incidental or consequential damages of any kind. LICENSEE assumes all risk and liability for loss or damage resulting from storage, handling, use or sales of PRODUCT or NEW PRODUCT, provided that this sentence shall not be construed to imply any additional liability to LICENSOR by LICENSEE other than as specifically agreed to under the provisions of Section 8.2 of this AGREEMENT.

     (b) LICENSOR shall ship PRODUCT or NEW PRODUCT F.O.B. Hawthorne, New York in accordance with the quantities, delivery dates, and delivery and shipping instructions specified in LICENSEE's purchase orders. In the event that LICENSEE designates no carrier or if the designated carrier is not available or not feasible, then LICENSOR shall select a reasonable alternative mode of shipment. LICENSOR's responsibility shall be to deposit the ordered PRODUCT or NEW PRODUCT with the carrier within the shipping periods specified, and LICENSOR shall not be liable for late delivery if so accomplished. Title and risk of loss shall pass to LICENSEE upon delivery to the carrier for shipment.

     (c) The prices agreed to herein do not include the costs of any taxes, licenses, permits, fees or tariffs which may be levied by any government or governmental agency on the sale or transport of PRODUCT or NEW PRODUCT hereunder. LICENSOR shall invoice LICENSEE and LICENSEE shall pay when so invoiced, any such taxes, licenses, permits, fees or tariffs which are paid by LICENSOR.

     (d) LICENSOR guarantees that no PRODUCT or NEW PRODUCT delivered by LICENSOR under this AGREEMENT will be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, or within the meaning of any other applicable law in which the definition of adulteration or misbranding are substantially the same as those contained in the Food, Drug and Cosmetic Act, as such laws are constituted and effective at the time of such shipment or delivery, or as an article which may not, under the provisions of

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Sections 404 or 505 of such Act be introduced into interstate commerce.

     (e) (i) LICENSEE may reject any PRODUCT or NEW PRODUCT supplied hereunder which does not conform to the Product Release Specifications for such PRODUCT or NEW PRODUCT, provided that such non-conformance is not due to any failure by LICENSEE or its agents, representatives or customers to handle, maintain, or store PRODUCT or NEW PRODUCT as required by labeling or the Product Release Specifications therefore. LICENSEE shall provide written notice to LICENSOR which shall specify the reason for such rejection.

     (ii) At the request and expense of LICENSOR, LICENSEE shall return defective PRODUCT or NEW PRODUCT, or a representative sample thereof, to LICENSOR for testing. Should LICENSOR's test results reasonably confirm the PRODUCT's or NEW PRODUCT's non-conformance with Product Release Specifications, LICENSOR shall replace all non-conforming PRODUCT or NEW PRODUCT at no expense to LICENSEE. Should LICENSOR's test results fail to confirm PRODUCT=s or NEW PRODUCT's non-conformance, and should LICENSOR and LICENSEE fail to otherwise resolve the dispute over conformance to Product Release Specifications, the parties shall submit the PRODUCT or NEW PRODUCT, or a representative sample thereof, to a mutually acceptable laboratory along with mutually agreeable interrogatories to be answered by such laboratory. The determination of the laboratory regarding the PRODUCT's or NEW PRODUCT's conformance or non-conformance to the Product Release Specifications shall be binding upon LICENSOR and LICENSEE. The nonprevailing party shall pay all laboratory costs in connection with the dispute.

                                   ARTICLE IV
                            SUBLICENSING BY LICENSEE

     4.1 RIGHT TO SUBLICENSE: Upon the prior written consent of LICENSOR, which consent shall not be unreasonably withheld, LICENSEE shall have the right to sublicense others to use all or any part of the rights herein conveyed to LICENSEE under the terms of this AGREEMENT within the TERRITORY. A sublicensee of LICENSEE under this AGREEMENT shall be entitled to all of the rights and privileges afforded to LICENSEE and shall be subject to all of the obligations and commitments to LICENSOR arising under the terms of this AGREEMENT. All fees and expenses associated with such sublicenses shall be borne solely by LICENSEE.

     4.2 NOTICE TO SUBLICENSEES: LICENSOR agrees to give notice to all Sublicensees pursuant to this ARTICLE IV of the proposed early termination of this AGREEMENT, pursuant to the provisions of Section 10.2, at the same time as

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LICENSOR notifies LICENSEE of such proposed termination under Section 10.2 hereof.

                                    ARTICLE V
                                   LICENSE FEE

     5.1 LICENSE FEE: During the EXCLUSIVE TERM of this AGREEMENT, LICENSEE shall pay LICENSOR for the rights granted by LICENSOR to LICENSEE pursuant to
ARTICLE II of this AGREEMENT, a fee equal to *** of the purchase price for PRODUCT and NEW PRODUCT purchased by LICENSEE pursuant to Section 3.4 of this AGREEMENT (the "License Fee"). The License Fee payable pursuant to this Section
5.1 shall be payable contemporaneously with payments made for PRODUCT and NEW PRODUCT under the terms of Section 3.4. LICENSOR shall identify the License Fee payable pursuant to this Section 5.1 as a separate line item on each invoice for the purchase of PRODUCT and NEW PRODUCT by LICENSEE under this AGREEMENT.

     5.2 GENERIC COMPETITION: (a) If at any time during the EXCLUSIVE TERM of this AGREEMENT, LICENSEE shall encounter any form of generic competition of an ORAL PRODUCT with LICENSEE's ORAL PRODUCT in any country that comprises the LICENSEE'S PRIMARY MARKETS, and such generic competition results in a loss of twenty percent (20%) or greater market share or a twenty percent (20%) or greater price decrease for LICENSEE's ORAL PRODUCT or PRODUCTS in such country in the PRIMARY MARKETS, then the Licensee Fee payable pursuant to Section 5.1 of this AGREEMENT shall no longer be due and payable for such country in the PRIMARY MARKETS.

     (b) No License Fee payable under Section 5.1 shall be assessed, pursuant to the provisions of this Section 5.2, commencing with the first purchase order submitted by LICENSEE after LICENSEE notifies LICENSOR of the occurrence of an event under this Section 5.2. LICENSEE agrees to provide such information as is reasonably requested by LICENSOR to document the amount of PRODUCT purchased for such country in the PRIMARY MARKETS in order to determine the amount of the License Fee due under Section 5.1.

     5.3 ELECTION TO TERMINATE EXCLUSIVE LICENSE: In the event that no License Fee is payable for any country in the PRIMARY MARKETS under the provisions of
Section 5.2, LICENSEE may, upon thirty (30) days written notice to LICENSOR, elect to cease paying the License Fee for any other country or countries in the TERRITORY. Upon such an election by LICENSEE, the provisions of this AGREEMENT granting exclusive rights to LICENSEE during the EXCLUSIVE TERM of this AGREEMENT shall become NON-EXCLUSIVE rights with respect to any


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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country in the TERRITORY in which no License Fee is paid pursuant to the provisions of this Section 5.3.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF LICENSOR

     6.1 TITLE AND INTEREST: LICENSOR owns or exclusively holds title and interest to and all rights to use, free and clear of all liens, claims and restriction, and to sell, convey and transfer PRODUCT, NEW PRODUCT and KNOW-HOW in the TERRITORY and the grant of the Licenses and the other agreements made herein by LICENSOR do not infringe upon the right or claimed right of any person under or with respect to any of the above.

     6.2 POWER; DUE AUTHORIZATION: The execution, delivery and performance by LICENSOR of this AGREEMENT have been authorized by proper corporate action and are within its corporate powers. This AGREEMENT constitutes the legal, valid and binding obligation of LICENSOR, which is enforceable against LICENSOR in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     6.3 LEGAL COMPLIANCE: LICENSOR warrants that the manufacture of PRODUCT and NEW PRODUCT and all of its other activities conducted in connection with the AGREEMENT shall be in strict compliance with all applicable FDA Good Manufacturing Practices, comparable laws and regulations of other jurisdictions, and other applicable laws, regulations and rules. LICENSEE shall be provided with detailed information as to any and all actions taken by LICENSOR which involve, any contacts made by or with the FDA or other comparable regulatory bodies in other jurisdictions, to the extent that such actions or contacts affect LICENSEE's use of PRODUCT or NEW PRODUCT.

                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF LICENSEE

     7.1 POWER; DUE AUTHORIZATION: The execution, delivery and performance by LICENSEE of this AGREEMENT have been authorized by proper corporate action and are within its corporate powers. This AGREEMENT constitutes the legal, valid and binding obligation of LICENSEE, which is enforceable against LICENSEE in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application

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affecting enforcement of creditors' rights or by general principles of equity.

     7.2 LEGAL COMPLIANCE: LICENSEE warrants that any and all uses, including the manufacture of ORAL PRODUCT, that it makes of PRODUCT or NEW PRODUCT acquired from LICENSOR under the terms of this AGREEMENT shall fully comply with the rules and regulations of the FDA and any other applicable regulatory agency with jurisdiction over LICENSEE and any ORAL PRODUCT manufactured and marketed by LICENSEE in the TERRITORY.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 INDEMNIFICATION BY LICENSOR: LICENSOR shall defend, indemnify and hold LICENSEE harmless against any claim, demand or liability whatsoever (including reasonable attorney's fees) arising out of:

     (a) a breach of the warranties and representations contained in ARTICLE VI hereof; or

     (b) a breach of any License granted under the terms of this AGREEMENT by LICENSOR; or

     (c) a claim of patent or copyright infringement related to PRODUCT or NEW PRODUCT in the form in which it is sold to LICENSEE;

provided, that, any liability of LICENSOR arising as a result of a breach of the warranty made pursuant to the provisions of Section 3.4(a) hereof shall be limited to the purchase price of such PRODUCT or NEW PRODUCT (including the portion of the license fee paid pursuant to the provisions of Section 5.1 hereof in connection with such amount of PRODUCT or NEW PRODUCT) which does not conform to the Product Release Specifications set forth in this AGREEMENT.

     8.2 INDEMNIFICATION BY LICENSEE: LICENSEE shall defend, indemnify and hold LICENSOR harmless against any claim, demand or liability whatsoever (including reasonable attorney's fees) arising out of:

     (a) a breach of the warranties and representations contained in ARTICLE VII hereof; or

     (b) the marketing or sale of ORAL PRODUCT by LICENSEE in the TERRITORY, provided, that, the provisions of this Section 8.2(b) shall not apply if such claim, demand or liability arises because PRODUCT or

     NEW PRODUCT supplied to LICENSEE under the terms of this AGREEMENT does not conform to the Product Release Specifications set forth in Attachment A hereto.

                                   ARTICLE IX
                                     NOTICES

     9.1 NOTICES: All notices, requests, demands, and other communications provided for herein shall be in writing, shall be in English, and shall be deemed to have been duly given if made by hand delivery, by facsimile transmission, by overnight courier or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by it by like notice):

IF TO LICENSOR:

EM Industries, Incorporated            E. Merck Fine Chemicals Division
Fine Chemicals Division                Frankfurter StraBe 250
5 Skyline Drive                        D-6100 Darmstadt 1, Germany
Hawthorne, New York 10532
                                       Attention:  Georg Schneider
Attention:   Volker Schmitt                        Marketing & Sales
             Group Vice President                  Manager
                                                   Pharmaceutical Industry

Fax No.:    (914) 592-9469             Fax No.:  (O 61 51) 78 13 33

IF TO LICENSEE:

                                       with a copy to:

MGI PHARMA, INC.                       Cecil C. Schmidt, Esq.
Suite 300E, Opus Center                Merchant & Gould
9900 Bren Road East                    1000 Norwest Center
Minneapolis, Minnesota 55343-9667      St. Paul, Minnesota 55101

Attention:  Vice President, General Counsel

Fax No.: (612) 935-0468                Fax No.: (612) 298-1160

                                    ARTICLE X
                             DEFAULT AND TERMINATION

     10.1 FULL FORCE AND EFFECT: This AGREEMENT shall be in full force and effect during the EXCLUSIVE TERM and the NON-EXCLUSIVE TERM of this AGREEMENT, as set forth in Sections 1.09 and 1.10 hereof, unless terminated at an earlier date pursuant to the terms of Sections 10.2 or 10.3 hereof. The early termination of this AGREEMENT pursuant to the provisions of this ARTICLE X shall not relieve a defaulting party hereunder from any liabilities existing prior to termination in law or in equity as a result of such default, and the non-defaulting party shall be entitled to seek damages or equitable relief as appropriate under the circumstances.

     10.2 EARLY TERMINATION BY LICENSOR: LICENSOR may, at its election, terminate this AGREEMENT immediately upon written notice to LICENSEE, without refunding to LICENSEE any payments already received under the terms of this
AGREEMENT:

     (a) If any payment required by this AGREEMENT to be made by LICENSEE shall not be made when due and such default shall continue unremedied for ninety
     (90) days after written notice thereof given by LICENSOR; or

     (b) If LICENSEE shall make or suffer to exist any default, other than a payment default under the provisions of Section 10.2(a) of this AGREEMENT, on its part under the provisions of this AGREEMENT, and such other default shall continue unremedied for ninety (90) days after written notice thereof given by LICENSOR.

     10.3 EARLY TERMINATION BY LICENSEE: LICENSEE may, at its election, terminate this AGREEMENT immediately upon written notice to LICENSOR:

     (a) If LICENSOR shall make or suffer any material default on its part under the provisions of this AGREEMENT, and such default shall continue unremedied for sixty (60) days after notice thereof given to LICENSOR by LICENSEE; or

     (b) If LICENSOR shall choose to not comply with amendments or modifications to Good Manufacturing Practices, under Title 21 of CFR, pursuant to the provisions of Section 3.l(a) of this AGREEMENT, although such noncompliance is not deemed to be a breach of the AGREEMENT under the terms of Section 3.l(a).

     10.4 POST-TERMINATION RIGHTS: The early termination of this AGREEMENT pursuant to the provisions of Sections 10.2 or 10.3 of this ARTICLE, shall not:

     (a) relieve either party of any liability accrued prior to the date of termination;

     (b) except in the case of early termination of this AGREEMENT as a result of an intentional default on the part of LICENSEE pursuant to the provisions of Section 10.2 of this AGREEMENT, affect any sublicenses granted to third parties by LICENSEE under this AGREEMENT and such sublicenses shall continue in full force and effect for the term of such sublicense, provided, that, such sublicensees comply with the provisions of this AGREEMENT in each and every respect as such provisions apply to the sublicensee;

     (c) affect the continued operation or enforcement or any provision of this AGREEMENT which by its express terms is to survive termination; and

     (d) if such early termination occurs pursuant to the provisions of Section 10.3(a) hereof, the licenses granted to LICENSEE under Sections 2.3 and 2.4 of this AGREEMENT under the terms and conditions specified therein shall from the date of such early termination become non-exclusive perpetual, paid-up licenses, free of any further License Fee.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 ENTIRE AGREEMENT: This AGREEMENT constitutes the entire understanding between the parties hereto with respect to the Licenses and rights herein granted and replaces all other agreements concerning PRODUCT or NEW PRODUCT which may have previously existed between the parties hereto or their prior parties in interest, whether written or oral. This AGREEMENT can be amended or modified only by a written instrument signed by both LICENSOR and LICENSEE.

     11.2 HEADINGS: Section and article headings used in this AGREEMENT have no legal significance and are used solely for convenience of reference.

     11.3 BINDING NATURE; ASSIGNABILITY: This AGREEMENT shall be binding upon and enure to the benefit of and be enforceable against the parties hereto and their respective successors, including the resultant entity of any merger, consolidation or reorganization. This AGREEMENT may not be assigned by either party without the prior written consent of the other party to this AGREEMENT, except that it may be transferred to an AFFILIATE or the successor to the entire business of a party hereto.

     11.4 CHOICE OF LAW: This AGREEMENT shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of New York, except with respect to its rules relating to conflicts of law.

     11.5 ARBITRATION: All disputes arising out of or relating to this AGREEMENT (including any questions of fraud or questions concerning the validity or enforceability of this AGREEMENT or any of the rights herein conveyed) shall be settled by arbitration, to be held in Minneapolis, Minnesota if demanded by LICENSOR and in White Plains, New York if demanded by LICENSEE. Such arbitration shall be held before one arbitrator in accordance with the then-existing Commercial Rules of the American Arbitration Association. All arbitration proceedings shall be conducted in English. The arbitrator shall have knowledge of and experience in dealing with the pharmaceutical industry. The arbitration shall be speedily concluded with the hearing to take place within ninety (90) days of the date on which the American Arbitration Association receives a demand for arbitration, and the award shall be rendered in writing within thirty (30) days after the conclusion of the hearing. Judgment upon the award rendered by the arbitrator shall be binding upon the parties hereto and may be entered in any court having jurisdiction. Specific performance and injunctive relief may be ordered by the award. Costs and attorney fees shall be paid as the Arbitrators' award shall specify. As the sole exception to arbitration, each party shall have the right to obtain injunctive relief, only, from any court having jurisdiction so as to preserve that party's rights for resolution in any pending or imminent arbitration proceedings, but no such injunction shall prohibit or postpone such arbitration proceedings and the injunctions may be modified or vacated as a result of the arbitration award. This Paragraph 11.5 shall survive any termination of this AGREEMENT.

     11.6 SEVERABILITY: Each and every provision of this AGREEMENT shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this AGREEMENT that is determined to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this AGREEMENT that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall, for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provision of this AGREEMENT shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this AGREEMENT in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this AGREEMENT invalid, illegal or unenforceable in any other jurisdiction.

     11.7 COUNTERPARTS: This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 EXPENSES: Except to the extent otherwise provided in this AGREEMENT, each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this AGREEMENT, whether or not such transactions are consummated.

     11.9 FORCE MAJEURE: Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this AGREEMENT due to any war, fire, accident, or other casualty, unavoidable shortage of raw materials, or any labor disturbance, civil unrest or disturbance, or Act of God, or any other contingency beyond such party's reasonable control. In the event of the applicability of this Section, the party affected shall use its best efforts to eliminate, cure, and overcome any such causes and to resume performance of its obligation at the earliest date.

     IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this AGREEMENT to be executed on the date above written.


EM INDUSTRIES, INCORPORATED            E. MERCK FINE CHEMICALS
                                       DIVISION


By  /S/ V. SCHMITT  E.H. ROTHOUSE      By  /S/ M. HEYL     G. SCHNEIDER
    -----------------------------          ----------------------------
          3/24/92       3/25/92                ppa.        ppa.
its  GROUP VP     GENERAL MANAGER      its
    -----------------------------          ----------------------------
     Fine Chemicals Division
                                       Darmstadt, 03/19/92


MGI PHARMA, INC.

By  MARK A. KING     3/31/92
    -----------------------------
its  VICE PRESIDENT, BUSINESS OPERATIONS
    ------------------------------------

                                  ATTACHMENT A
                          Specification For NEW PRODUCT
               PILOCARPINE HYDROCHLORIDE, USP, DAB, PH Eur, BP, JP
                    FOR MANUFACTURING PHARMACEUTICAL PRODUCTS
                                     FOR ***

ANALYTICAL DATA                                                    SPECIFICATION
---------------                                                    -------------
***






















*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                  ATTACHMENT B

            Companies Authorized To Access DMF Information By Country


                                                                   APPLIED WITH
                                                                   ------------
***

























*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.